                                                          CONFIDENTIAL TREATMENT
                                                       REQUESTED UNDER 17 C.F.R.
                                                     SECTIONS 200.83 AND 230.496



                  AMENDMENT TO STRATEGIC RELATIONSHIP AGREEMENT

         This Amendment (the "Amendment") effective as of April 17, 2001, is made between Hoover's, Inc., a Delaware corporation ("Hoover's") and Knowledge Net Holdings, L.L.C., a Delaware corporation ("KU"). The parties entered into the Strategic Relationship Agreement effective as of June 11, 1999 (the "Strategic Relationship Agreement"). [Capitalized terms not otherwise defined herein shall be defined as in the Strategic Relationship Agreement]
 . Upon execution by both parties of this Amendment, this Amendment will constitute the binding agreement of Hoover's and KU. Hoover's and KU agree as follows:

1.       BACKGROUND

         In connection with the purchase of common stock of Hoover's by KU, the parties entered into the Strategic Relationship Agreement to provide for the purchase from Hoover's by KU and its Affiliates of Services totaling $2.0 million through September 30, 2001. To date, KU has made payments totaling [*] under the Strategic Relationship Agreement, with remaining obligations of [*]. The parties desire to amend the Agreement to provide that, in addition to the purchase of services by KU and its Affiliates, KU may: (i) satisfy the Spending Requirement through the Referral of business opportunities to Hoover's; (ii) extend the period for satisfaction of the Spending Requirement through [*] and (iii) establish procedures to document KU's good faith efforts to satisfy the Spending Requirement.

2.       AMENDMENTS

         The Strategic Relationship Agreement is hereby amended as follows:

         (a) Section 1(a) is hereby amended to provide that KU will satisfy the remaining Spending Requirement of [*] prior to [*] through the purchase of Services or through Referrals. KU will use its good faith efforts to satisfy the Spending Requirements in equal increments over the remaining [*] of the term of the Strategic Relationship Agreement. KU will appoint a liaison for coordinating KU's efforts to satisfy its Spending Requirement obligations and communicating these efforts to Hoover's. KU will provide a written report detailing these efforts no later than fifteen (15) days following the end of each calendar quarter during the term, beginning on July 15, 2001. [*].

         (b)  Section 1(g) is hereby added as follows:

              "For the purposes of this Agreement, `Referrals' shall mean all revenue generated by Hoover's from the sale of its services, including without limitation subscription-based products or advertising, on an arms-length basis that result directly from contacts referred to Hoover's by KU or its Affiliates, as documented on the quarterly reports provided by KU as described in Section 1(a). In the event that Hoover's completes an arms-length sale to an entity for which KU believes it is entitled to credit that has not been documented on a previous quarterly report, KU may provide evidence of its or an Affiliate's contact with such customer and Hoover's will consider such evidence and credit KU for such sale against the Spending Requirements as warranted. For purposes of this provision, all revenue generated by Hoover's from [*] and [*] shall be deemed to have resulted from direct referral by KU."

         (c) Section 4 is hereby amended to provide that the term of the Strategic Relationship Agreement shall continue through [*], or as further extended in accordance with Section 1(a) of the Strategic Relationship Agreement and Section 2(a) above.

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[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                          CONFIDENTIAL TREATMENT
                                                       REQUESTED UNDER 17 C.F.R.
                                                     SECTIONS 200.83 AND 230.496

         (d)  Section 21 is hereby added as follows:

              "21. INDEMNIFICATION. KU hereby indemnifies Hoover's against any liabilities, losses, claims or damages (including reasonable legal costs) which may be awarded or agreed to be paid to any KU Affiliate in respect of any claim alleging that the Services provided through the date of this Amendment by Hoover's to KU and its Affiliates, for which KU and its Affiliates have paid a total of [*], did not conform to specifications or violated any express or implied warranty of Hoover's with respect thereto, provided that:

                  (a) Hoover's gives written notice to KU of any claim immediately on becoming aware thereof and does not at any time admit liability or otherwise attempt to settle or compromise such claim except on the express written instructions of KU;

                  (b) KU shall have sole conduct of the defense or compromise of any claim; and

                  (c) Hoover's acts in accordance with the reasonable instructions of KU and gives KU such assistance as it shall reasonably require in respect of the conduct of such defense or compromise (and KU shall reimburse Hoover's its reasonable costs incurred in complying with the provisions of this Section 21(c))."

 3.      EFFECT

         This Amendment will become effective as of April 17, 2001. The provisions of this Amendment will control over any inconsistent provisions of the Strategic Relationship Agreement. Except as specifically amended hereby, the terms of the Strategic Relationship Agreement shall remain in full force and effect. The provisions of this Amendment constitute confidential information of the parties and may not be disclosed without prior written consent of the parties hereto (except to the extent required by applicable law). The parties will not be bound by any modifications made to this Amendment unless specifically consented to in a writing signed by both parties.


         By signature below, the parties agree to the terms and conditions of this Amendment as of the date written below.

                                             HOOVER'S, INC.

                                             By:     ___________________________

                                             Title:  ___________________________

                                             Date:  ____________________________

                                             KNOWLEDGE NET HOLDINGS, L.L.C.

                                             By:     ___________________________

                                             Title:  ___________________________

                                             Date:  ____________________________


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[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.